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                                                                    EXHIBIT 10.9


                                 METALLURG, INC.
                     MANAGEMENT INCENTIVE COMPENSATION PLAN

      1. DEFINITIONS

      The following terms shall have the following meanings unless the context indicates otherwise:

      1.1 "Bankruptcy Code" shall mean title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Cases.

      1.2 "Bankruptcy Court" shall mean the United States District Court for the Southern District of New York, having jurisdiction over the Chapter 11 Cases and, to the extent of any reference made pursuant to section 157 of title 28 of the United States Code, the unit of such District Court pursuant to section 151 of title 28 of the United States Code.

      1.3 "Board" shall mean the Board of Directors of the Company.

      1.4 "Bonus Pool" shall mean an amount equal to the sum of (i) 40 percent multiplied by the CEO's actual base salary paid by the Company during a specific Performance Period and (ii) 30 percent multiplied by the sum of all Participants' (other than the CEO) actual base salaries paid during the same specific Performance Period. In addition, if the actual EBITDA with respect to a specific Performance Period exceeds the Target Worldwide EBITDA; the Bonus Pool, as determined by the preceding sentence, shall be increased by the percentage of increase that the actual EBITDA exceeds the Target Worldwide EBITDA.

      1.5 "Bonus Pool Cash Award" shall mean an award of cash compensation with respect to a specific Performance Period, as granted by the Committee to a Participant in accordance with Section 7.1 below.

      1.6 "Cash Award" shall mean an award of cash compensation with respect to a specific Performance Period, as granted by the Committee to a Participant in accordance with Section 7.2 below.

      1.7 "CEO" shall mean the chief executive officer of the Company.

      1.8 "Certification Date" shall mean the date on which the Committee certifies that the Performance Goal for a specific Performance Period has been achieved in accordance with Section 6.1 below.

      1.9 "Chapter 11 Cases" shall mean the cases under chapter 11 of the Bankruptcy Code commenced by the Company and Shieldalloy Metallurgical Corporation, styled In re METALLURG, INC. and SHIELDALLOY METALLURGICAL CORPORATION, Jointly Administered Chapter 11 Case Nos. 93 B


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44468 (JLG) and 93 B 44469 (JLG), currently pending in the Bankruptcy Court, under which the Company and Shieldalloy Metallurgical Corporation are the debtors in possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.

      1.10 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, including applicable regulations thereunder.

      1.11 "Committee" shall mean the Compensation Committee of the Board, and, if none, the entire Board or such other Board committee as may be designated by the Board to administer the Plan.

      1.12 "Company" shall mean Metallurg, Inc., a Delaware corporation.

      1.13 "Confirmation Date" shall mean the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order.

      1.14 "Confirmation Order" shall mean the order of the Bankruptcy Court confirming the Plan of Reorganization pursuant to section 1129 of the Bankruptcy Code.

      1.15 "EBITDA" shall mean, with respect to any period, the Company's annual net income (loss) for such period plus all amounts representing interest, taxes, depreciation and amortization expenses for such period, in each case, as reported in the Company's consolidated financial statements.

      1.16 "Participant" shall mean an employee of the Company who has been selected to participate in accordance with Section 3 below.

      1.17 "Performance Goal" shall mean, with respect to a Performance Period, the Target Worldwide EBITDA established for such Performance Period.

      1.18 "Performance Period" shall mean a period corresponding to the Company's fiscal year or to any other period designated by the Committee with respect to which a Bonus Pool Cash Award may be granted.

      1.19 "Plan" shall mean the Metallurg, Inc. Management Incentive Compensation Plan.

      1.20 "Plan of Reorganization" shall mean the joint chapter 11 plan of reorganization for the Company and Shieldalloy Metallurgical Corporation under the Chapter 11 Cases (including all exhibits and schedules annexed thereto), either in its present form or as it may be altered, amended, or modified from time to time.

      1.21 "Subsidiary" shall mean a corporation of which the Company owns more than 50 percent of the Voting Stock or any other business entity in which the Company directly or indirectly has an ownership interest of more than 50 percent.


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      1.22 "Target Worldwide EBITDA" shall mean:

            (a) with respect to the Performance Period corresponding to the Company's fiscal year ending December 31, 1997, the amount specified in Section 5.1 below; and

            (b) with respect to any Performance Periods beginning after December 31, 1997, the EBITDA established by the Board as the target for such Performance Period in accordance with Section
                  5.2 below.

      1.23 "Voting Stock" shall mean capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation.

      2. PURPOSE AND TERM OF PLAN

      2.1 Purpose. The purpose of the Plan is to provide an annual cash incentive to certain executives of the Company and its Subsidiaries to put forth maximum efforts toward the growth, profitability and success of the Company and its Subsidiaries and to encourage such executives to remain in the employ of the Company or the applicable Subsidiary.

      2.2 Term. The Plan shall become effective as of the Confirmation Date.

      3. PARTICIPATION

      3.1 Participation. The executives listed on Schedule A shall participate in the Plan. In addition, the Committee may select other employees of the Company or its Subsidiaries to participate in the Plan. The fact that a person (other than the CEO) is a Participant for a specific Performance Period shall not in any manner entitle such Participant to receive a Bonus Pool Cash Award or Cash Award for such Performance Period. The determination as to whether or not such Participant shall be paid a Bonus Pool Cash Award or Cash Award for such Performance Period shall be decided solely in accordance with the provisions of
Section 7 below.

      4. ADMINISTRATION

      4.1 Responsibility. The Committee shall have the responsibility to control, operate, manage and administer the Plan in accordance with its terms.

      4.2 Authority of the Committee. The Committee shall have all the discretionary authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan, including but not limited to:

            (a)   to determine eligibility for participation in the Plan;


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            (b)   to determine eligibility for and the amount of Bonus Pool Cash
                  Awards payable under the Plan;

            (c) to administer the Performance Goals and certify whether, and to what extent, they are attained;

            (d)   to supply any omission;

            (e) to make rules for carrying out and administering the Plan and to make changes in such rules as they from time to time deem proper; and

            (f) to decide questions arising in the administration, interpretation, and application of the Plan.

In addition, in order to enable employees who are foreign nationals or are employed outside the United States or both to receive Bonus Pool Cash Awards or Cash Awards under the Plan, the Committee may adopt such amendments, procedures, rules, subplans and the like as are necessary or advisable, in the opinion of the Committee, to effectuate the purposes of the Plan.

      4.3 Action by the Committee. The Committee may act only by a majority of its members. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee. In addition, the Committee may authorize any one or more of its members to execute and deliver documents on behalf of the Committee.

      4.4 Delegation of Authority. Except to the extent prohibited by law, the Committee may delegate some or all of its authority under the Plan to any person or persons; provided, however, that any such delegation be in writing.

      5 ESTABLISHMENT OF PERFORMANCE GOAL

      5.1 Performance Goal for the 1997 Performance Period. The Performance Goal with respect to the Performance Period corresponding to the calendar year ending December 31, 1997 shall be the achievement of operating margin before depreciation and amortization of $35,480,000.

      5.2 Performance Goal for Performance Periods After 1997. For the Performance Periods corresponding to the Company's fiscal years beginning after December 31, 1997, the Target Worldwide EBITDA shall be established by the Board in writing within the first 90 days of the Performance Period. The Board is authorized to adjust or modify the calculation of a Performance Goal for such Performance Period at any time in order to prevent the dilution or enlargement of the rights of Participants:


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            (a)   in the event of any unusual or extraordinary corporate item, transaction, event or development;

            (b) in recognition of any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; and

            (c) in view of the Board's assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant.

      6. CERTIFICATION OF ACHIEVEMENT OF PERFORMANCE GOAL

      6.1 Certification by Committee. Prior to the earlier of (i) the end of the 100-day period following the end of each Performance Period or (ii) the end of the 10-day period following the date on which the Company's audited financial statements are delivered to the Committee, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goal for that specific Performance Period has been achieved. The date that the Committee certifies that such Performance Goal has been achieved is the Certification Date.

      7. DETERMINATION AND PAYMENT OF BONUS POOL CASH AWARDS AND CASH AWARDS

      7.1 Achievement of Performance Goal. Provided that the Committee certifies that the Performance Goal for a specific Performance Period has been achieved, the Company shall, within the 10-day period following the Certification Date:

            (a) pay the CEO a Bonus Pool Cash Award in an amount equal to (i) 40 percent of the CEO's actual base salary paid by the Company during the applicable Performance Period plus (ii) 40 percent of the CEO's actual base salary paid by the Company during the applicable Performance Period multiplied by the percentage of increase that the actual EBITDA exceeds the Target Worldwide EBITDA (if the actual EBITDA does exceed the Target Worldwide EBITDA); and

            (b) pay all or some of the Participants (other than the CEO) a Bonus Pool Cash Award in an amount as determined by the Committee in its sole discretion; provided, however, that the Committee shall, in making its determination, take into account the recommendations of the CEO as to the determination of such Bonus Pool Cash Award for each Participant.


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The Committee may, in its sole discretion, distribute less than 100 percent of the Bonus Pool allocable under Section 7.1(b) above with respect to a specific Performance Period, and such undistributed amounts shall be reserved for, and applied to, future Bonus Pool Cash Awards, as the Committee may determine in its sole discretion.

      7.2 Performance Goal Not Achieved. In the event that the Performance Goal with respect to a specific Performance Period is not achieved, the Committee shall, in its sole discretion, determine and pay Cash Awards (if any) to the CEO and each other Participant; provided, however, that:

            (a) the Committee shall take into account the recommendations of the CEO as to the determination of such Cash Awards for each Participant (other than the CEO), and

            (b) the aggregate of all Cash Awards paid to all Participants with respect to a specific Performance Period shall be less than the Bonus Pool with respect to such Performance Period.

      8. DEFERRAL OF BONUS POOL CASH AWARDS AND CASH AWARDS

      8.1 Deferral. At the discretion of the Committee, a Participant may, subject to such terms and conditions as the Committee may determine, elect to defer payment of all or any part of any Bonus Pool Cash Award or Cash Award which the Participant might earn with respect to a Performance Period by complying with such procedures as the Committee may prescribe. Any Bonus Pool Cash Award or Cash Award, or portion thereof, upon which such an election is made shall be deferred into, and subject to the terms, conditions and requirements of any deferred compensation plan, program or arrangement of the Company.

      9. TERMINATION OF EMPLOYMENT

      9.1 Termination of Participant's Employment. Subject to any written agreement between the Company and a Participant, if the Participant's employment is terminated, either by the Company or by the Participant, during or after the end of a Performance Period, the Committee, in its sole discretion, may pay such Participant a Bonus Pool Cash Award or a Cash Award with respect to such Performance Period; provided, however, that with respect to a Participant who is not the CEO, the Committee shall take into account the recommendations of the CEO as to whether such award should be paid, and if so, then as to the amount of such payment.

      10. MISCELLANEOUS

      10.1 Nonassignability. Bonus Pool Cash Awards and/or Cash Awards under the Plan shall not be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution), assignment, pledge, or encumbrance, nor shall any Bonus Pool Cash Award or Cash Award be


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payable to anyone other than the Participant to whom it was granted, or in the case of death, to the Participant's legal representative.

      10.2 Withholding Taxes. The Company shall be entitled to deduct from any payment of Bonus Pool Cash Awards and Cash Awards under the Plan the amount of all applicable taxes required by law to be withheld with respect to such payment.

      10.3 Amendment or Termination of Plan. The Board may suspend or terminate the Plan at any time with or without prior notice; provided, however, that such suspension or termination shall not become effective until after the end of the 120-day period following the completion of the Performance Period in which the action to suspend or terminate the Plan is taken. In addition, the Board may, from time to time and with or without prior notice, amend the Plan in any manner; provided, however, that such amendment shall not adversely affect any Participant with respect to the Performance Periods commencing prior to the date such action is taken without his or her prior written consent.

      10.4 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of New York without reference to principles of conflict of laws, except as superseded by applicable federal law.

      10.5 No Right, Title, or Interest in Company Assets. To the extent a Participant acquires a right to receive payments from the Company under this Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company and the Participant shall not have any rights in or against any specific assets of the Company.

      10.6 No Guarantee of Tax Consequences. No person connected with the Plan in any capacity, including, but not limited to, the Company and its Subsidiaries and their directors, officers, agents and employees makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to amounts deferred under the Plan, or paid to or for the benefit of a Participant under the Plan, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.


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                                   SCHEDULE A

            1.    Michael A. Standen

            2.    Michael A. Banks

            3.    Robin A. Brumwell

            4.    J. Richard Budd, III

            5.    Alan D. Ewart

            6.    Barry C. Nuss

            7.    Eric L. Schondorf


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